EXHIBIT 10.9
                         STOCK PURCHASE AGREEMENT



     This AGREEMENT (the "Agreement") made as of this __ day of October, 1998, by and between MICRONETICS WIRELESS, INC., a Delaware corporation whose principal place of business is 26 Hampshire Drive, Hudson, NH 03051 (hereinafter referred to as "Micronetics" or the "PURCHASER"), and FLOYD S. PARIN ("Parin") and MARK B. GOLDMAN ("Goldman") (Parin and Goldman are collectively referred to herein as the "Sellers").
     The Sellers are the owners of all of the outstanding stock of MICROWAVE & VIDEO SYSTEMS, INC. ("MVS"), a Connecticut corporation whose principal office is 87 B Sandpit Road, Danbury, CT 06810 (the "MVS Stock").
     The Sellers desire to sell the MVS Stock, and the Purchaser desires to purchase the CTAS Stock, all on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other valuable consideration, the receipt, adequacy and sufficiency whereof is hereby acknowledged, the Sellers and the Purchaser do hereby covenant and agree as follows:
     1.   Consideration and Sale of Shares.
          1.1 MVS Stock to be Sold by Sellers. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth, the Sellers agree to sell to the Purchaser on the date hereof and the Purchaser agrees to purchase from the Sellers the CTAS Stock owned by the Sellers.
          1.2 Purchase Price. The aggregate purchase price to be paid for the MVS Stock (the "Purchase Price") shall be (a) the difference between the book value of all assets of MVS on the Closing Date minus the liabilities directly related to those assets of MVS on the Closing Date plus 15% of the book value of the production and laboratory equipment of MVS on the Closing Date (the "Book Value") and (b) the after-tax income of MVS for its calendar year 1998 (determined in accordance with general accounting principles applied or a consistent basis during the period) (the "1998 Income") (collectively, the Book Value and the 1998 Income are referred to as the "Purchase Price"). The final determination of the Book Value and the 1998 Income shall be made by Micronetics' independent certified public accountant, which amount, if disputed by MVS, shall be subject to dispute resolution by each of MVS and Micronetics designating an arbitrator and the two designees designating a third arbitrator. The Purchase Price shall be paid as set forth below in Paragraph 1.5(b).
          1.3 Closing. The closing of the transactions contemplated hereby shall occur on November 11, 1998 at 12:00 P.M. at the offices of MVS or such other date and location as shall be agreed to by the parties hereof (the "Closing").
          1.4 Transfer of MVS Stock and Payment of Purchase Price at Closing. At the Closing, subject to the terms of this Agreement, the following transactions shall occur, and each such transaction shall be deemed to occur simultaneously with the other transactions:
               (a) MVS Stock Certificates. The Sellers will deliver certificates to the Purchaser representing the MVS Stock, duly endorsed in blank, with any required stock transfer and other documentary stamps affixed;
               (b) Payment to Sellers at Closing. Upon the delivery by the Sellers of certificates representing the MVS Stock, the Purchaser shall deliver, or cause to be delivered:
                    (i) Stock Purchase Price. Micronetics shall issue and deliver to the Sellers, in proportion to their ownership of MVS (as set forth on Schedule 2.25 attached hereto),
                         (x) at the Closing (or within 15 days from
the Closing) such number of shares of common stock of Micronetics (the "Common Stock") equal to fifty percent (50%) of the Book Value based upon the average of the closing price of the Common Stock for the trailing 30 days prior to the Closing Date (the "Price"), and
                         (y) within 30 days following determination
of the 1998 Income such number of shares of Common Stock (the "Second Closing") based upon the average of the closing price of the Common Stock for the trailing 30 days prior to the Second Closing, equal to fifty percent (50%) of the 1998 Income (collectively the "Stock Purchase Price"). In the event Micronetics registers its securities under the Securities Act of 1933, as amended (the "Act"), or participates in a public offering of its securities, Micronetics shall offer the Sellers the opportunity to register their securities from the Stock Purchase Price on the same terms and conditions as applicable to any other shareholder participating in such registration. This registration right shall not apply to any shares which may be sold pursuant to Rule 144 promulgated under the Act; and
                    (ii) Cash Purchase Price.  Micronetics shall
pay the Sellers, in proportion to their ownership of MVS (as set forth on Schedule 2.25 attached hereto), the Cash Purchase Price, as follows:
                         (w) on the Closing Date, Micronetics shall
pay the Sellers, in proportion to their ownership of MVS, twenty five percent (25%) of the Book Value by check, subject to collection;
                         (x) on the Closing Date, Micronetics shall
execute a note payable to each of the Sellers, in proportion to their ownership of MVS, for twenty five percent (25%) of the Book Value payable in two equal annual installments, which note shall bear interest at a rate of 6% per annum (the "Note"), a copy of which is attached hereto as Exhibit 1.5(b)(ii)(x); provided, however, that the amount of the Notes shall be reduced by an amount equal to (i) any accounts receivable listed on Schedule 2.11 annexed hereto not collected by Micronetics within six months of the Closing Date and (ii) the value of any inventory set forth on
Schedule 2.18 annexed hereto not sold within one year of the
Closing Date.
                         (y) at the Second Closing, Micronetics
shall pay the Sellers twenty five percent (25%) of the 1988 Income by check, subject to collection; and
                         (z) at the Second Closing, Micronetics
shall deliver a second set of Notes payable to the order of the Sellers in proportion to their ownership of MVS, for twenty five percent (25%) of the 1998 Income.
     2. Representations and Warranties of MVS and the Sellers. MVS and the Sellers each hereby warrants and represents to Micronetics as follows:
          2.1  Organization and Good Standing of MVS.   MVS is a
corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, and has the full corporate power to carry on its business as now conducted. MVS is entitled to own or lease and to operate the Assets now owned or operated by it directly, and has the requisite power and authority to consummate the transactions contemplated by this Agreement. MVS is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership of property or assets or the nature of business conducted therein requires such qualification, possesses all licenses and franchises required under Federal, state or local law to conduct its businesses in the manner in which it is presently conducted, all of which are freely assignable to Micronetics without the consent of any other party.
          2.2 No Breach. Except as set forth on Schedule 2.2, neither the execution or delivery of this Agreement by MVS or the Sellers, nor performance hereunder will result in a violation or breach of any term or provision, or constitute a default under any indenture, mortgage, deed of trust or other contract, agreement, authorization or permit to which MVS or the Sellers is a party or is subject.
          2.3  Litigation and Claims; Compliance with Applicable
Law.
                    (i)  There is no litigation, claim,
governmental or other proceeding or investigation pending or, to the knowledge of MVS, threatened or in prospect which will have an adverse effect on (a) the Assets (defined below) or (b) the subject matter of this Agreement or any action contemplated hereby or incidental hereto.
                    (ii) To the best of MVS and Sellers' knowledge, MVS is not in violation of any, and has been and will be as of the Closing Date in compliance with, all provisions of any law, decree, order or regulation applicable to the operation of its business, including, without limitation those relating to environmental requirements (such as air, water and noise pollution) and to employment practices (such as discrimination, health and safety), nor is MVS subject to any requirements to take remedial action by reason of any violation (or to avoid in the future a violation) of any such provision relating to the Assets.
          2.4 Properties and Assets. MVS has good and marketable title to the Assets subject to no liens or adverse claims. Assets means all properties, assets and rights of any kind, to the extent of MVS's right, title and interest therein, (i) reflected on the balance sheet on the Closing Date or (ii) otherwise held or used in connection with the business including but not limited to the following: all tangible and intangible property, whether real, personal, or mixed; all production, test, research and development and office equipment and fixtures; all raw materials, work-in-process, finished goods inventories, and packaging materials; all contracts, leases, franchises, sale and purchase orders, and other agreements; all transferable government licenses, permits, and approvals; all technology know-how, trade secrets, patents, trademarks, service marks, trade names, and copyrights and applications therefor, and renewals, modifications and extensions thereof (collectively, "Intellectual Property"); all licenses of Intellectual Property; all books, records, files, software media, advertising materials, customer lists, drawings, specifications, and other documents as more specifically set forth on Schedule 2.4 annexed hereto. Schedule 2.4 is a complete list of all tangible properties and assets included within the Assets other than the accounts receivable which are scheduled on Schedule 2.11 and
inventory which is scheduled on Schedule 2.18.   There shall be a
minimum of $175,000 in cash maintained by MVS at the Closing. Micronetics shall have the right to inspect, at reasonable times, the Assets during the period between execution of this Agreement and the Closing Date.
          2.5 List of Customer Accounts. Schedule 2.5 contains a true, correct and complete list of all customers of MVS.
          2.6 No Defaults or Undisclosed Liabilities. MVS is not in default with respect to any material indebtedness or liability and does not know of any event which has occurred which upon the passage of time would result in any such default. There are no facts in existence on the date hereof and known to MVS or the Sellers which might reasonably serve as a basis for any material liabilities or obligations not disclosed in this Agreement or in schedules attached hereto, incorporated herein by reference or previously delivered to Micronetics as herein provided. Except as provided herein, in a schedule attached hereto or a document delivered hereunder, no consent of any party to any agreement or document is required for the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to the right of cancellation of, any such agreement or document.
          2.7 Financial Condition. A copy of the unaudited financial statements (balance sheet, statements of income and statements of change in financial position) of MVS for its fiscal years ended December 31, 1996 and December 31, 1997 and for the period January 1, 1998 through the latest practical date are or will be attached hereto as Schedule 2.7. Such financial statements were true and correct at the dates thereof and were prepared and present fairly the financial position of MVS as of the dates thereof and its results of operations for the periods then ended in accordance with generally accepted accounting principles (except as to the omission of notes and explanatory comments) applied on a basis consistent with the prior practice of MVS.
          2.8 Insurance. MVS reasonably believes it maintains adequate insurance on the Assets with respect to risks normally insured against by companies similarly situated and engaged in similar business with assets similar to the Assets. All insurance policies maintained by MVS and the amounts of coverage and deductible or co-insurance provisions provided in such policies, are listed in Schedule 2.8 attached hereto, are currently in full force and effect and are not in default and will be in effect on the Closing Date. To MVS' knowledge, there has been no failure to give any notice or present any claim under such policies in timely fashion. MVS has not received any notice providing for the termination of such insurance or that insurance upon terms substantially the same as those currently in effect will not be reoffered to it. No claim covered by such insurance policies has arisen prior to the date hereof, the anticipated loss from which is not adequately insured against (subject to any applicable deductible or co-insurance provisions). If any of the Assets are lost, stolen or damaged on or before Closing, which loss, theft, damage or destruction is covered by insurance, MVS will assign to Micronetics, at the Closing, the right to receive such insurance proceeds, subject to a required prepayment of the Note and any amounts otherwise owed to MVS.
          2.9 Brokerage and Finder's Fees. Neither MVS, the Sellers, nor any affiliate of theirs has employed any broker, finder or agent, nor has it otherwise dealt with or become in any way obligated for any finder's, broker's, agent's or similar fee with respect to the transactions referred to herein.
          2.10 Material Misstatements or Omissions. No representations or warranties by MVS or the Sellers in this Agreement nor any document, statement, certificate or schedule furnished or to be furnished to Micronetics pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements of facts contained herein or therein not misleading.
          2.11 Accounts Receivable of MVS. Schedule 2.11 attached hereto contains a true and correct statement of the accounts receivable of MVS as of the date hereof. The parties agree that the accounts receivable schedule will be updated on the Closing Date. Such receivables will be referred to herein as the "Receivables". If a customer takes a credit, it shall reduce the Receivables.
          2.12 Intangible Property. Schedule 2.12 attached hereto contains a complete list of all of the patents, patent licenses, patent applications, trademarks, trademark registrations, and applications therefor, tradenames, copyrights and copyright registrations and applications therefor of MVS included in the Assets (the "Intangible Property"). MVS has not received any notice of infringement or other complaint that its operations traverse or infringe the rights of others under patents, trademarks, tradenames, copyrights, or otherwise relating to the Assets.
          2.13 Conduct of the Business of MVS Prior to the Closing Date. MVS agrees that at all times after the date hereof and prior to the Closing Date:
               (a) the business of MVS shall be conducted in the ordinary course of business;
               (b) MVS shall not (i) acquire any assets, other than in the ordinary course of business; (ii) dispose of, encumber or mortgage any assets or properties; (iii) incur any indebtedness for borrowed money, discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent), or enter into any other material transaction, other than in the ordinary course of business; (iv) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing license, lease, contract or other document; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;
               (c) MVS shall not (i) increase the compensation payable or to become payable by it to any employee of MVS, or (ii) pay or provide for any bonus, profit sharing, stock option, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of employees of MVS, except in the ordinary course of the administration of its existing employment agreements and benefit plans;
               (d) the properties of MVS shall be maintained in customary repair, order and condition, reasonable wear and use excepted, and insurance on such properties and with respect to the conduct of the business of MVS shall be maintained in such amounts and of such kinds comparable to the insurance in effect on the date hereof; and
               (e) to the extent that Micronetics desires MVS to make an expenditure that would not be consistent with MVS's operation of its business in a limited manner as outlined above, Micronetics may request MVS to make such expenditure, and such expenditures, if made, shall be included as prepaid expenses in the Cash Purchase Price. Whether MVS elects to make any such expenditures will be determined solely by MVS in its sole and absolute discretion.
          2.14 Representations and Warranties at Closing. Unless expressly herein otherwise provided or contemplated, the representations and warranties of MVS set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date and all such representations and warranties shall survive the Closing. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.
          2.15 Indemnification. Subject to a limit of the Purchase Price, and provided any such claim arises on or before one year from the Closing Date, MVS and the Sellers agree to indemnify, defend and hold harmless Micronetics, its successors and legal representatives, from all demands, claims, actions, or causes of action, losses, damages, suits, judgments, costs and reasonable attorneys' fees and expenses incurred by or asserted against Micronetics by reason of any claims, obligations, debts, demands, or liabilities arising from events occurring prior to the Closing Date or a breach of any representations, warranties or covenants contained in this Agreement.
          2.16 Acquiring Shares for Investment.
The Sellers represent that they are acquiring shares of Common Stock for investment and not with a view toward the resale thereof and the certificates evidencing the shares of Common Stock being acquired pursuant will be legended in respect of restricted securities.
          2.17 Liabilities. Schedule 2.17(a) annexed hereto contains a complete and accurate list of all of the liabilities of MVS as of the date hereof and Schedule 2.17(b) contains a complete and accurate list of all of the liabilities of MVS which shall not be liabilities of MVS on the Closing Date. The parties agree that Schedules 2.17(a) and (b) shall be updated on the Closing Date. These schedules shall identify any leases (for real estate or capital equipment) that currently are in place.
          2.18 Inventory. Schedule 2.18 annexed hereto contains a complete and accurate list of all of the inventory of MVS as of the date hereof.
          2.19 Bank Accounts. Schedule 2.19 annexed hereto contains a complete and accurate list of each of the bank accounts of MVS as of the date hereof and the authorized signatories to each of said accounts.
          2.20 Backlog. Schedule 2.20 annexed hereto contains a complete and accurate list of all open orders for shipments remaining to be made.
          2.21 Employees. Schedule 2.21 annexed hereto contains a complete and accurate list of all employees and consultants and their current rate of pay and how much pay they received from MVS, if any, in MVS' fiscal year ended December 31, 1997. MVS has no pension, profit-sharing, option or other incentive or employee benefit plan (including obligations to or customary arrangements with employees for incentive compensation, allowances, vacations, severance pay or other benefits) except as listed in Exhibit 2.21. To the knowledge of the MVS and the Sellers, as of the date hereof,
(i) all obligations of MVS pursuant to any pension plan, (the "Pension Plan"), if any, were fully funded as to past service benefits under the Pension Plan; (ii) all accrued payments thereunder had been paid or reserved for; (iii) the Pension Plan did not have an accumulated funding deficiency, as such term is defined in Section 3.02 of the Employment Retirement Income Security Act of 1974, as amended; and (iv) no material liability to the Pension Benefit Guaranty Corporation had been incurred with respect to the Pension Plan.
          2.22 Taxes. Except as set forth on Schedule 2.22, MVS has paid all taxes that are due and filed all returns that were required to be filed, and MVS has not received any notice of nonpayment or audit with respect to any such taxes.
          2.23 Environmental Requirements.  Except as set forth in
Schedule 2.23, MVS is in compliance in all material respects with all laws, governmental standards, rules and regulations applicable to it or to any of its properties in respect to occupational health and safety laws and environmental laws and has obtained all governmental authorizations, kept all records and made all filings required by applicable environmental laws with respect to emissions or discharges into the environment and the proper disposal of any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the environmental laws. Except as set forth in Schedule 2.23, none of the properties occupied or used by MVS has been contaminated with any such hazardous wastes, hazardous substances or other hazardous or toxic materials as a result of actions of MVS or, to the knowledge of MVS, as a result of actions of any other person or entity. Except as set forth in Schedule 2.23, MVS has not received any notices from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notices"), any citations from any governmental authority for noncompliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or material pertaining to its business ("Citations") or any written notice from any private party alleging any such noncompliance or impropriety; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such noncompliance or impropriety.
          2.24 Subsidiaries, Joint Ventures, etc. MVS has no subsidiaries and does not own or control any stock or other interest in any enterprise (whether or not such enterprise is a corporation). The Sellers have no interest in any enterprise (whether or not such enterprise is a corporation) other than less than 1% of the outstanding capital stock of a publicly-held corporation.
          2.25 Capitalization. The authorized, issued and outstanding capital stock of MVS are set forth on Exhibit 2.25. Each of the outstanding shares of MVS Stock is duly authorized, validly issued and outstanding, fully paid and nonassessable, and has not been issued and is not owned or held in violation of any preemptive right of shareholders. The MVS Stock is owned of record and beneficially entirely by the Sellers, free and clear of all liens, adverse claims, and encumbrances. There are no commitments, plans or arrangements to issue, and no outstanding notes, stock options, warrants or other rights calling for the issuance by MVS of any Capital stock of MVS.
     3. Representations and Warranties of Micronetics. Micronetics hereby warrants and represents to and agrees with MVS, Parin and Goldman as follows:
          3.1 Organization and Good Standing of Micronetics. Micronetics is a corporation duly organized, existing and in good standing under the laws of the State of Delaware.
          3.2  Authority of Micronetics.    Micronetics has the
full corporate authority to enter into the Agreement and the Note and to carry out the terms of the Agreement and Note. Neither the execution nor delivery of the Agreement or the Note, by Micronetics, nor performance thereunder will result in a violation or breach of any term or provision nor constitute a default under any indenture, mortgage, deed of trust or other contract or agreement to which Micronetics is a party. Except as provided herein or in a schedule attached hereto, no consent of any party to any such agreement or instrument is required for the execution, delivery or performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in a breach of, or give rise to a right of cancellation of, any such agreement or instrument.
          3.3 Material Misstatements or Omissions. No representations or warranties by Micronetics in this Agreement, nor any document, statement, certificate or schedule furnished or to be furnished MVS pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statement of facts contained herein or therein nor misleading.
          3.4 Brokerage and Finder's Fees. Micronetics has engaged the services of Heath & Company with respect to the transactions referred to herein whose fee shall be paid by Micronetics.
          3.5 Representations and Warranties at Closing. Except as expressly herein otherwise provided or contemplated, the representations and warranties of Micronetics as set forth in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date and all such representations and warranties shall survive the Closing. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this Agreement that are permitted or required to be performed, in whole or in part, after the Closing Date.
     4. Covenants of MVS, Parin and Goldman. MVS, Parin and Goldman hereby covenant to Micronetics as follows:
          4.1 Subject to Micronetics operating in compliance with the provisions of this Agreement, Parin and Goldman covenant and agree that neither of them nor any person, firm or corporation controlling, controlled by, or under common control with either of them at any time during the period of two years from and after the Closing Date within any of the states or countries in which MVS is doing business on the Closing Date, directly or indirectly, in any matter or under any circumstances or conditions whatsoever, shall engage in any activity which is the same or is directly competitive with the business of MVS on the Closing Date.
          4.2 MVS, Parin and Goldman covenant and agree that neither of them nor any person, firm or corporation controlling, controlled by, or under common control with either of them shall at all times hereafter keep secret and retain in strictest confidence, and shall not to the detriment of Micronetics knowingly use or disclose any Proprietary Information (as hereinafter defined) directly or indirectly to any unauthorized person, firm or corporation. Proprietary Information means any information as to the business affairs or operations of Micronetics, including, without limitation, all or part of any "know-how", trade secrets, client lists, mailing operational methods, marketing plans or strategies, project development, acquisition or bidding techniques or plans, business acquisition plans, new personnel acquisition plans, methods of construction, technical processes, designs, design projects, inventions, developments, improvements, statistical data and compilations, trademarks, patents, formulae, other methods or processes, manuals, and research projects (i) not generally known in the industry and (ii) acquired, used or otherwise employed by Micronetics, or any client, or sub-contractor, consultant, or any other person with which Micronetics may do business, whether learned by MVS, Parin or Goldman heretofore or hereafter.
          4.3 MVS, Parin and Goldman shall promptly notify Micronetics, as soon as either of them obtains knowledge thereof, of any fact, circumstances or occurrences (including without limitation any actual or threatened legal or other proceeding) which has materially adversely affected or may materially adversely affect any of the Assets or which might cause any of MVS's warranties and representations in this Agreement to be or become untrue.
          4.4 MVS shall arrange to deliver to Micronetics unaudited financials of MVS for its fiscal years ended December 31, 1996 and December, 1997 and the nine months ended September 30, 1998.
          4.5 On the Closing Date, MVS, Parin and Goldman shall do any and all acts and execute and deliver any and all documents necessary to effect the assignment of the Intangible Property set forth on Schedule 2.12 to Micronetics.
          4.6 On the Closing Date, each of Parin and Goldman shall enter into an employment agreement with Micronetics substantially in the form annexed hereto as Exhibit 7(iv) and Exhibit 7(v), respectively.
          4.7 Parin and Goldman agree to negotiate mutually acceptable terms of an election to be made under Section 338(h)(10) under the Internal Revenue Code of 1986 and any corresponding elections under state laws having the same or similar effects.
     5. Covenants of Micronetics. Micronetics covenants and agrees that all information, documentation and material relating to MVS supplied to Micronetics in connection with the transactions contemplated by this Agreement are confidential and proprietary to MVS, whether or not so specifically legended, and shall not be disclosed or otherwise be made available to others in the event that such transactions are not consummated, in which case Micronetics shall return all such information, documentation and material to MVS.
     6.   Conditions Precedent to Micronetics' Obligations.
          6.1 The obligations of Micronetics to consummate this Agreement shall be conditioned upon each of the following:
                    (i)  MVS's representations and warranties
contained in this Agreement shall be true at the Closing Date as though such representations and warranties were made at such time.
                    (ii) MVS shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including furnishing the Schedules hereto specifically including delivery of the financial statements required by Paragraph 4.3 hereof.
                    (iii) The fulfillment by MVS of its obligations under Section 6 required to be fulfilled on or before the Closing Date.
          6.2 Prior to the Closing, Micronetics shall have the right to inspect the books and records of MVS relating to the Assets being conveyed, transferred and delivered hereunder.
          6.3 Prior to the Closing, MVS shall use its best efforts to obtain all consents necessary to consummate this transaction and shall have taken all other action necessary to transfer, assign, set over and convey to Micronetics all of the Assets free and clear of any and all claims, liabilities, liens and encumbrances of any kind.
     7. Sellers' Obligations at Closing. At the Closing or thereafter as herein required, the Sellers shall deliver to Micronetics the following:
                    (i)  Certificates representing all of the
outstanding shares of MVS Stock endorsed in blank.
                    (ii) executed copies of the employment
agreements in the form annexed hereto as Exhibits 8(iv) and 8(v).
     8.   Micronetics's Obligations at Closing and Beyond.
                    (i) Micronetics shall deliver to the Sellers the portion of the Cash Purchase Price at the Closing and the Second Closing as specified in Paragraph 1.4 above.
                    (ii) Micronetics shall execute the Notes to be delivered at the Closing and the Second Closing as specified in Paragraph 1.4 above.
                    (iii) Micronetics shall issue and deliver to MVS the certificates representing the Stock Purchase Price to be delivered following the Closing and the Second Closing as specified in Paragraph 1.4 above.
                    (iv) Micronetics shall enter into an employment agreement with Parin substantially in the form annexed hereto as
Exhibit 8(iv).
                    (v) Micronetics shall enter into employment agreement with Goldman substantially in the form annexed hereto as
Exhibit 8(v).
                    (vi)  At any time and from time to time at
MVS's reasonable request (whether at or after the Closing and without further consideration) Micronetics shall take such further acts as may be required to more fully implement any of the provisions of this Agreement.
     9. Publicity. From the date hereof to the Closing Date, neither MVS or Micronetics shall issue or make, or cause to have issued or made, the publication or dissemination of any press release or other announcement to divulge the existence of this Agreement or with respect to the transactions contemplated hereby except after consultation with and prior approval of the other parties hereto, which approval shall not be unreasonably withheld. It is understood and agreed that MVS and Micronetics may be required by law to announce publicly the execution of this Agreement. The parties agree to cooperate with one another so that such announcements may be made promptly following the execution hereof.
     10. Fees and Expenses. Each party hereto shall pay all fees and expenses incurred by it incident to the preparation of this Agreement, carrying this Agreement into effect, and the consummation of the transaction contemplated hereby.
     11. Notices. Any notice or communication given pursuant hereto by any party to any party hereto shall be in writing and delivered or mailed by registered or certified mail, postage prepaid, as follows:
     If to MVS, a copy to the following address:
               Microwave & Video Systems, Inc.
               87 B Sandpit Road
               Danbury Connecticut
               CT 06810
               Attn: Floyd S. Parin, President


     If to Micronetics, a copy to the following:

               Micronetics Wireless, Inc.
               26 Hampshire Drive
               Hudson, NH 03051
               Attn:  President


     with a copy to:

               Richard S. Kalin, Esq.
               Kalin & Associates, P.C.
               One Penn Plaza, Suite 1425
               250 West 34th Street
               New York, New York 10119

or at such other address as hereafter shall be furnished in writing by either party to the other party hereto.
     12. Entire Agreement. This Agreement and all schedules and exhibits set forth herein, each of which is expressly incorporated herein by this reference, constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and replaces all prior agreements or understandings, whether written or oral, and sets forth all of the representations, covenants and warranties upon which either party is relying in entering into this transaction.
     13. Original and Counterparts; Binding Effect. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument and shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, heirs, successors and assigns.
     14. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York.
     15. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
     16. Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall be binding upon the parties with the same force and effect as though the unenforceable part has been severed and deleted.
     17. Survival. All statements contained in certificates or other instruments delivered by or on behalf of the parties hereto pursuant to this Agreement or in connection with the transaction contemplated hereby shall be deemed to be representations or warranties hereunder. The covenant contained herein and all representations, warranties, covenants and agreements made by the parties hereto in connection with the Agreement shall survive the Closing until December 31, 2000, and shall be unaffected by any investigations made by the Purchaser or knowledge obtained as a result thereof or otherwise.
     18. Arbitration. Other than injunctive relief or specific performance as provided in Section 4, any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to and settled by arbitration by the American Arbitration Association in the City of New York in accordance with its Commercial Arbitration Rules, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party thereto shall separately bear any costs incurred by its in connection with the prosecution or defense of the arbitration.
     IN WITNESS WHEREOF, the undersigned executed this agreement as of the date first above written.
                              MICRONETICS WIRELESS, INC.



                              By:_____________________________
                                 Richard S. Kalin, President


                              MICROWAVE & VIDEO SYSTEMS, INC.



                              By:
                                 Floyd S. Parin, President




                              Floyd S. Parin




                              Mark B. Goldman

            LIST OF SCHEDULES AND EXHIBITS




Schedule 2.2         Violation or Breach

Schedule 2.4         List of Assets (other than inventory or
                     accounts receivable)

Schedule 2.5         List of Customers

Schedule 2.7         Financial Statements

Schedule 2.8         Insurance

Schedule 2.11        Accounts Receivable

Schedule 2.12        Intangible Property

Schedule 2.17(a)     List of All Liabilities

Schedule 2.17(b)     List of Excluded Liabilities

Schedule 2.18        Inventory

Schedule 2.19        List of Bank Accounts

Schedule 2.20        List of Backlog

Schedule 2.21        List of Employees; Pension Obligations

Schedule 2.22        Taxes

Schedule 2.23        Environmental Requirements

Schedule 2.25        Capitalization

Exhibit 1.5(b)(ii)(x)Form of Promissory Note

Exhibit 8(iv)        Form of Employment Contract for Floyd S. Parin

Exhibit 8(v)         Form of Employment Contract for Mark Goldman








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